SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä

POST EFFECTIVE AMENDMENT NUMBER EIGHT

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä

NEXIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada 84-1062062

(State or other jurisdiction of (I.R.S. Employer Identification No.)

incorporation or organization)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101

(Address of principal executive offices)

The 2004 Benefit Plan of Nexia Holdings, Inc.

(Full title of the plan)

Richard Surber, 268 West 400 South, Suite 300, Salt Lake City, Utah 84101

(Name, address, including zip code, of agent for service)

Telephone number for Issuer: (801)575-8073

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9. Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of the Registration Statement on Form S-8, for The 2004 Benefit Plan of Nexia Holdings, Inc. as filed by the Company in an S-8 filed on January 12, 2004, file no. 333-111864, previously amended on February 24, 2004, file no. 333-113053, on May 21, 2004, file no. 333-115720, on July 26, 2004, file no. 333-117658, on September 7, 2004, file no. 333-118835, on October 7, 2004, file no. 333-119588, on November 12, 2004, file no. 333-120392, and on December 15, 2004, file no. 333-121269, each of which is incorporated herein by reference, Nexia hereby removes from registration any and all remaining shares of common stock which have not been issued or reserved for issuance under the Company's 2004 Benefit Plan as of the date specified herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Eight to the S-8 Registration Statement Number 333-111864, dated January 12, 2004 and as amended as set forth hereinabove, to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on February 1, 2005.

Nexia Holdings, Inc.

By: /s/ Richard Surber .

Richard Surber, as President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Eight to the S-8 Registration Statement Number 333-111864, dated January 12, 2004 and as amended thereafter has been signed by the following persons in the capacity and on the date indicated.

Signature Title Date

/s/ Richard Surber President and Director February 1, 2005

Richard D. Surber

/s/ Gerald Einhorn Vice-President and Director February 1, 2005

Gerald Einhorn

/s/ John Fry, Jr. Director February 1, 2005

John Fry, Jr.

/s/ Director February 1, 2005

Adrienne Bernstein